UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2019

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 8, 2019, AMAG Pharmaceuticals, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Caligan Partners LP (“Caligan”), Caligan Partners CV II LP, David E. Johnson and Paul Fonteyne (the foregoing, collectively with each of their respective affiliates, the “Investor Group”).

Effective upon execution and delivery of the Settlement Agreement, the Board of Directors (the “Board”) of the Company (i) expanded the size of the Board from nine members to eleven members, (ii) appointed Paul Fonteyne and David Johnson (each, an “Investor Group Designee” and together, the “Investor Group Designees”) to the Board for terms expiring at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and (iii) appointed Mr. Fonteyne to the Compensation Committee of the Board and Mr. Johnson to the Audit Committee of the Board. The Board also agreed to nominate the Investor Group Designees for election to the Board at the 2020 Annual Meeting.

Also effective upon execution and delivery of the Settlement Agreement, the Investor Group withdrew its definitive consent statement soliciting written consents from the stockholders of the Company to approve certain proposals of the Investor Group.

The Settlement Agreement further provides, among other things, as follows:

●	At the conclusion of the 2020 Annual Meeting, the size of the Board will be decreased to nine directors (including the Investor Group Designees) and will not be increased unless at least two-thirds of the Board approves the increase.

●	In the event the Investor Group ceases to beneficially own a net long position of the lesser of (x) at least five percent of the Company’s then outstanding common stock and (y) 1,700,000 shares of common stock, in each case subject to adjustment for stock splits, combinations and recapitalizations (the “Ownership Minimum”), the Investor Group Designees will immediately resign from the Board.

●	During the term of the Settlement Agreement and as long as the Investor Group owns shares of the Company’s common stock exceeding the Ownership Minimum, the Investor Group is entitled to designate a replacement independent director in the event (i) Mr. Johnson ceases to be a director of the Company due to death, disability or other incapacity or (ii) Mr. Fonteyne is no longer able or willing to serve as a director of the Company for any reason, subject to approval (not to be unreasonably withheld) of any replacement independent director by the Governance and Risk Committee of the Board.

●	During the term of the Settlement Agreement, the Investor Group is subject to customary standstill restrictions, including with respect to acquiring beneficial ownership of more than 12.5% of the Company’s outstanding common stock, nominating or recommending for nomination any persons for election to the Board (except as expressly permitted by the Settlement Agreement), submitting any proposal for consideration at any stockholder meeting and soliciting any proxy, consent or other authority to vote from stockholders or conducting any other referendum (including any “withhold,” “vote no” or similar campaign).

●	During the term of the Settlement Agreement, the Investor Group will vote all of its shares of the Company’s common stock at all annual and special meetings and any consent solicitations of the Company’s stockholders in accordance with the Board’s recommendations, subject to certain exceptions relating to extraordinary transactions and the recommendations of Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC.

●	Each party agrees not to make public statements about the other party, subject to certain exceptions.

●	Each party agrees not to sue the other party, subject to certain exceptions.

●	The Investor Group and the Investor Group Designees have entered into a confidentiality agreement with the Company, in a form attached to the Settlement Agreement.

●	The Settlement Agreement will terminate 30 days prior to the director nomination deadline for the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). However, the term of the Settlement Agreement will be extended to 30 days prior to the director nomination deadline for the Company’s 2022 annual meeting of stockholders if (i) at least 45 days prior to the director nomination deadline for the 2021 Annual Meeting, the Company notifies the Investor Group that it intends to renominate the Investor Group Designees at the 2021 Annual Meeting; and (ii) at least 31 days prior to the director nomination deadline for the 2021 Annual Meeting, the Investor Group and each Investor Group Designee irrevocably consents to such renominations.

The summary above is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Settlement Agreement described in Item 1.01 hereof, on October 8, 2019, the Board increased its size from nine to eleven directors and appointed Paul Fonteyne and David Johnson to the Board as directors. Each of Mr. Fonteyne’s and Mr. Johnson’s terms will expire at the 2020 Annual Meeting. If Mr. Fonteyne and Mr. Johnson, respectively, are re-elected at the 2020 Annual Meeting, they each will serve a one-year term expiring at the 2021 Annual Meeting. Mr. Fonteyne was also appointed to the Compensation Committee of the Board and Mr. Johnson was appointed to the Audit Committee of the Board.

Other than the Settlement Agreement and the Nomination Agreement (a form of which was attached as Exhibit D to the Schedule 13D/A filed by members of the Investor Group on September 4, 2019), there is no arrangement or understanding between either of the Investor Group Designees and any other person pursuant to which an Investor Group Designee was appointed as a director. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and either of the Investor Group Designees that would be reportable under Item 404(a) of Regulation S-K, except for Mr. Johnson. Pursuant to the Settlement Agreement, the Company agreed to reimburse Caligan, of which Mr. Johnson is a managing partner, up to $750,000 of its reasonable, documented out-of-pocket fees and expenses incurred in connection with the Settlement Agreement.

Mr. Fonteyne and Mr. Johnson will each receive compensation and indemnification consistent with that provided to all non-employee directors of the Company as described in the Company’s Non-Employee Director Compensation Policy as described starting on page 21 of the Proxy Statement for the Company’s 2019 annual meeting of stockholders. The Company will enter into an indemnification agreement with each of Mr. Fonteyne and Mr. Johnson in substantially the same form entered into with the other members of the Company’s Board.

Item 8.01 Other Events.

On October 8, 2019, the Company issued a press release announcing the matters described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Settlement Agreement, dated October 8, 2019, by and among AMAG Pharmaceuticals, Inc., Caligan Partners LP, Caligan Partners CV II LP, David E. Johnson and Paul Fonteyne.
99.1	Press Release regarding Settlement Agreement dated October 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Quality & Corporate Secretary

Date: October 8, 2019

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